UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2025

American Strategic Investment Co.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Bellevue Ave, Newport, Rhode Island 02840
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On October 16, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of American Strategic Investment Co. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, effectively immediately. The decision to change the Company’s independent registered accountants was the result of a competitive bid process as well as the Company’s focus on streamlining its cost structure and reducing its general and administrative expenses.

PwC performed audits of the Company’s consolidated financial statements for the years ended December 31, 2023 and 2024. PwC’s reports for such years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an emphasis of matter paragraph regarding the Company’s significant liquidity constraints contained in its audit report for the fiscal year ended December 31, 2024. During the two years ended December 31, 2024, and the subsequent interim period through October 16, 2025, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to satisfaction of PwC, would have caused PwC to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K, that would require disclosure under Item 304(a)(1)(v) of Regulation S-K.

(b)	Engagement of New Independent Registered Public Accounting Firm

The Audit Committee invited several public accounting firms to participate in bid process, and as a result of this process, on October 16, 2025, the Audit Committee appointed CBIZ CPAs P.C. (“CBIZ CPAs”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, including the review of the interim unaudited financial statements and related notes to be included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, subject to CBIZ CPAs’ completion of its customary client acceptance procedures and execution of an engagement letter.

During the two years ended December 31, 2024, and the subsequent interim period through the appointment of CBIZ CPAs as the Company’s independent registered public accounting firm on October 16, 2025, neither the Company nor anyone acting on its behalf has consulted CBIZ CPAs regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by CBIZ CPAs that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company furnished PwC with a copy of the disclosure contained in this Item 4.01 prior to filing this Current Report on Form 8-K with the SEC and requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company in this Item 4.01. PwC has furnished a letter addressed to the SEC dated October 21, 2025, a copy of which is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No	Description
16.1	Letter of PricewaterhouseCoopers LLP, dated October 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Strategic Investment Co.

Date: October 21, 2025	By:	/s/ Michael LeSanto
Michael LeSanto
Chief Financial Officer